EXHIBIT 99.1


                            SECUTITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                        FORM 11-K
                                      ANNUAL REPORT
                             Pursuant to Section 15(d) of the
                              Securities Exchange Act of 1934


(Mark One):

     [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the fiscal year ended December 31, 2000

                                   OR

     [_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the transition period from ________ to _____________.


Commission file number 1-8729

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                              UNISYS SAVINGS PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                               UNISYS CORPORATION
                                   Unisys Way
                          Blue Bell, Pennsylvania 19424

                                     REQUIRED INFORMATION

                       Financial Statements and Supplemental Schedule

                                   Unisys Savings Plan

                            Years ended December 31, 2000 and 1999
                              with Report of Independent Auditors



                                        CONTENTS


Report of Independent Auditors                                         1

Audited Financial Statements:

Statements of Assets Available for Benefits                            2
Statements of Changes in Assets Available for Benefits                 3
Notes to Financial Statements                                          4


Supplemental Schedule:

Schedule of Assets Held (for Investment Purposes at End of Year)       9

Exhibit:

Consent of Independent Auditors

                               SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    UNISYS SAVINGS PLAN

                                                    UNISYS CORPORATION


Date:   June 25, 2001                        By:  /s/ Janet Brutschea Haugen
                                                  --------------------------
                                                  Janet Brutschea Haugen
                                                  Senior Vice President and
                                                  Chief Financial Officer

                            Report of Independent Auditors

Unisys Corporation
Employee Benefits Administrative Committee

We have audited the accompanying statements of assets available for benefits of the Unisys Savings Plan (the "Plan") as of December 31, 2000 and 1999, and the related statements of changes in assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 2000 and 1999, and the changes in assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets held (for investment purposes at end of year) as of December 31, 2000, is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.



Ernst & Young LLP
Philadelphia, Pennsylvania
May 4, 2001

                             Unisys Savings Plan
                  Statements of Assets Available for Benefits


                                                     December 31
                                                 2000           1999
                                          ----------------------------------
                                                     (In Thousands)



Investments at fair value:

Fidelity Mutual Funds                       $ 1,850,258        $ 2,023,196
Unisys Common Stock Funds                       262,009            497,535
Unisys Interest Income Fund                     377,906            404,086
Fidelity Money Market Funds                     179,508            171,390
Fidelity U.S. Equity Index Commingled
  Pool Fund                                      30,074             36,764
Participants' Loans                              20,255             21,675
Frozen Investment Contracts                          23              2,234
                                          ----------------------------------
Assets available for benefits               $ 2,720,033        $ 3,156,880
                                          ==================================

See notes to financial statements.

                               Unisys Savings Plan

             Statements of Changes in Assets Available for Benefits


                                               Year ended December 31
                                                 2000          1999
                                          -----------------------------------
                                                    (In Thousands)


Additions:
  Investment income:
    Interest and dividends                 $   215,566         $   193,709
    Net (depreciation) appreciation
      in fair value of investments            (538,201)            185,090

Contributions:
  Employer                                      18,471               8,630
  Employee                                      88,260              82,492
                                          -----------------------------------
   Total additions                            (215,904)            469,921
                                          -----------------------------------

Deductions:
  Benefit payments                             225,307             184,084
  Administrative and other expenses                339                 287
                                          -----------------------------------
   Total deductions                            225,646             184,371
                                          -----------------------------------

Transfers from purchased plans                   4,703                   -
                                          -----------------------------------

Net (decrease) increase                       (436,847)            285,550

Assets available for benefits:
  Beginning of year                          3,156,880           2,871,330
                                          -----------------------------------
End of year                                 $ 2,720,033         $ 3,156,880
                                          ===================================

See notes to financial statements.

                                   Unisys Savings Plan
                               Notes to Financial Statements
                                    December 31, 2000


1.  PLAN DESCRIPTION

The Unisys Savings Plan (the "Plan") is a defined contribution plan that covers nonbargaining employees paid from a United States payroll of Unisys Corporation (the "Company") and bargaining unit employees whose collective bargaining agreement provides for participation in the Plan. The Employee Benefits Administrative Committee is the Plan administrator. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Participants should refer to the Plan document, summary plan description and their respective bargaining unit agreement, if applicable, for complete information.

CONTRIBUTIONS

Each year, participants may contribute up to 20% or 12% of their pretax compensation, as defined in the Plan, depending on their classification as a non-highly compensated or highly compensated employee, respectively. The Plan allows the Company to make discretionary matching contributions, as determined annually by the Company's Board of Directors. The matching contribution is made in Company common stock and was 50% and 25% of the first 4% of pretax compensation contributed by the participant during 2000 and 1999, respectively. The Plan also allows for rollover contributions from other qualified defined contribution plans.

A participant who had Tax Deductible Contributions Accounts (L.E.R.A.) or After-Tax Contributions Accounts retains those accounts under the Plan. No additional L.E.R.A. or After Tax Contributions are allowed.

Under the Global Performance Equity Program (G-PEP) shares of Unisys Common Stock were awarded by the Company to participating employees based on the attainment of corporate and/or business unit performance goals. G-PEP awards are maintained in a separate account on behalf of each participant and are subject to special withdrawal and transfer rules. The last award, under this program, was made during 1998. During 1999, the Company allowed participants to invest all or part of their account balances in the Unisys Global Performance Equity Fund in any of the other available funds. Unisys shares remaining in G-PEP accounts were transferred to the Unisys Common Stock Fund.

INVESTMENT OPTIONS

Participants may elect to have their current contributions and existing account balances invested in any one or more of the investment options offered and managed by Fidelity Management & Research Company and Fidelity Management Trust Company (Fidelity). Information regarding the investment options is available in the Plan Prospectus, the quarterly participant statements and in each investment fund's prospectus made available by Fidelity.

PARTICIPANT ACCOUNTS

Participant accounts are credited with requested pre-tax, after-tax, rollover, L.E.R.A., G-PEP, and Company matching contributions and an allocation of investment income (losses), and they are charged with an allocation of administrative expenses based on account balances. The benefit to which a participant is entitled is equal to the vested portion of their account.

VESTING AND FORFEITURES

Plan participants are immediately vested in their contributions, Company matching contributions and earnings thereon. Effective January 1, 2000 the Plan was amended to immediately vest all past and future Company matching contributions.

DISTRIBUTIONS/WITHDRAWALS

On termination of service, a participant may receive a lump-sum amount equal to the vested value of his or her account, or upon death, disability or retirement, elect to receive payments in the form of an annuity or annual installments over a maximum of twenty years. Plan participants also may receive in-service withdrawals in certain circumstances as defined in the Plan. Loans are also available to Plan participants in accordance with Plan rules and procedures.

PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its matching contributions and/or to terminate the Plan at any time subject to the provisions of ERISA.


2.  SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENT VALUATION AND INCOME RECOGNITION

The Plan's investments are stated at fair value, except for the Unisys Interest Income Fund which includes investments in guaranteed investment contracts issued principally by insurance companies and financial institutions which are valued at contract value as estimated by the insurance companies. Contract value represents contributions and reinvested income, less any withdrawals plus accrued interest, because these investments have fully benefit responsive features. All participant initiated transactions with the fund are permitted at contract value with no conditions, limits or restrictions. However, withdrawals influenced by Company-initiated events, such as in connection with the sale of a business, may result in a distribution at other than contract value. No reserves have been provided or are considered necessary against contract values for credit risk of contract issuers or otherwise. Contract value of these investment contracts approximates their fair value. Interest accrued on the contract balances, during 2000 and 1999, at rates ranging from 5.02% to 8.71% and from 4.94% to 8.71%, respectively. Interest rates are set at the time the contract is negotiated and, depending on the terms of the contract, are fixed through the maturity date or are re-set quarterly, semi-annually or annually. The average yield on the contracts was 6.24% and 6.12%, for 2000 and 1999, respectively.

As of December 31, 2000 and 1999, because of the large number of investment contracts with numerous counterparties, the Plan had no significant concentrations of credit risk.

Shares of registered investment companies are valued at quoted market prices which represent net asset values of shares held by the Plan year-end. Shares of Unisys common stock are valued at the closing market price on the last day of the Plan year. Participant loans are valued at the outstanding principal balance, which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is reported on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses from securities sold are reported on an average cost basis.

Investments in Frozen Investment Contracts represent the cash balance from payments made to the Plan from the Conservation Estate of the Executive Life Insurance Company ("ELIC") and from state guaranty associations in settlement of claims made by the Plan as a result of the insolvency of ELIC. The remaining cash balance at December 31, 2000 represents amounts that will be allocated to Plan participants or applied to pay administrative expense of the Plan.

3.  INVESTMENTS

The Plan's investments at December 31, 2000 and 1999 were held in trusts with Fidelity Management Trust Company, First Union National Bank, and Oriental Bank & Trust, each of which was established for the investment of the Plan's assets.

During 2000 and 1999 the Plan's investments (including investments purchased, sold, as well as held during the year) (depreciated) appreciated in fair value as follows (in thousands):

                                             2000                    1999
                                       --------------------------------------
Fidelity Mutual Funds                    $  (313,144)             $  190,468
Unisys Common Stock Funds                   (242,693)                (13,562)
Unisys U.S. Equity Index Commingled
  Pool Fund                                   (3,108)                  6,378
Frozen Investment Contracts                   20,744                   1,806
                                       --------------------------------------
                                         $  (538,201)             $  185,090
                                       ======================================

Investments that represent 5% or more of fair value of the Plan's assets are as follows:

                                             2000                    1999
                                       --------------------------------------
*Unisys Stock Fund                       $  244,215               $  453,710
Unisys Interest Income Fund                 377,906                  404,086
Fidelity Magellan Fund                      393,232                  460,126
Fidelity Asset Manager Fund                 254,566                  273,764
Fidelity Asset Manager Growth Fund          269,618                  311,052
Fidelity Retirement Money Market Fund       140,912                       **

*Nonparticipant-directed
**Did not represent 5% or more of fair value

The net assets and significant components of the changes in net assets relating to the non-participant-directed investments are as follows:

                                                       December 31
                                             2000                    1999
                                       --------------------------------------
                                                      (In thousands)

Net assets:
  Unisys Stock Fund                      $  244,215               $  453,710
  Unisys Common Stock Fund                   17,731                   42,508
  Interest-Bearing Cash                          62                    1,317
  Unisys Interest Income Fund               377,906                  404,086
  Frozen Investment Contracts                    23                    2,234
                                       --------------------------------------
Total                                    $  639,937               $  903,855
                                       ======================================

                                                Year ended December 31
                                             2000                    1999
                                       --------------------------------------
                                                     (In thousands)

Changes in net assets:
  Interest and dividends                 $   25,213               $   25,542
  Net depreciation in fair value
   of investments                          (222,034)                 (11,783)
  Contributions                              32,573                   19,794
  Benefit payments                          (63,230)                 (60,252)
  Administrative and other expenses             (27)                     (87)
  Net transfers                             (36,413)                  16,054
                                       --------------------------------------
Total                                    $ (263,918)              $  (10,732)
                                       ======================================

At December 31, 2000 the Plan held 1,212,376 and 16,411,373 shares of Unisys Common Stock in the Unisys Common Stock Fund and Unisys Stock Fund, respectively. At December 31, 1999 the Plan held 1,330,985 and 14,081,197 shares of Unisys Common Stock in the Unisys Common Stock Fund and Unisys Stock Fund, respectively.

4. TAX STATUS OF THE PLAN

The Plan has received a determination letter from the Internal Revenue Service dated June 24, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code and, therefore, the related trusts are exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trusts are tax-exempt.

                                Supplemental Schedule

                                 Unisys Savings Plan
                                EIN 38-0387840 Plan-004

                                  Schedule H, Line 4i
           Schedule of Assets Held (for Investment Purposes at End of Year)


                                            December 31, 2000

                                     Description of Investment
                                     Including Maturity Date,
Identity of Issue, Borrower,         Rate of Interest, Par or                                  Current
Lessor or Similar Party              Maturity Value                       Cost                  Value
---------------------------------------------------------------------------------------------------------
*Fidelity Mutual Funds:
  Fidelity Fund                               820,321 shares        $   27,752,999        $   26,873,711
  Puritan Fund                                925,770 shares            16,536,486            17,432,254
  Trend Fund                                   79,917 shares             4,816,643             4,508,131
  Ginnie Mae Portfolio Fund                   383,855 shares             4,071,111             4,118,767
  Magellan Fund                             3,296,162 shares           302,116,837           393,232,102
  Contra Fund                               2,045,722 shares            95,649,382           100,588,174
  Equity Income Fund                          288,567 shares            13,526,775            15,418,117
  Growth Company Fund                         919,493 shares            67,708,018            65,679,353
  Investment Grade Bond Fund                  846,069 shares             6,114,290             6,057,857
  Growth & Income Portfolio Fund            1,350,595 shares            49,169,498            56,860,065
  Intermediate Bond Fund                      345,726 shares             3,496,146             3,471,086
  Capital & Income Portfolio Fund             858,696 shares             8,170,127             6,637,722
  Value Fund                                  368,740 shares            17,497,842            17,091,077
  Mortgage Securities Portfolio Fund          170,065 shares             1,826,748             1,829,899
  Government Securities Fund                  771,768 shares             7,552,926             7,617,346
  Retirement Growth Fund                    1,043,809 shares            25,550,614            22,974,240
  Over-The-Counter Portfolio Fund             695,995 shares            36,914,175            28,570,578
  Overseas Fund                               282,581 shares             9,698,841             9,712,298
  Europe Fund                                 321,788 shares             9,739,273             9,579,619
  Pacific Fund                                329,926 shares             6,033,425             5,704,414
  Real Estate Investment Portfolio Fund       301,804 shares             5,047,574             5,583,375
  Balanced Fund                               645,505 shares             9,460,043             9,805,215
  International Growth & Income Fund          343,149 shares             7,417,626             7,796,352
  Capital Appreciation Fund                   397,006 shares             9,049,484             8,825,454
  Conv. Securities Fund                       580,482 shares            12,809,399            12,062,416
  Canada Fund                                  87,235 shares             1,886,073             1,833,689
  Utilities Fund                            1,159,061 shares            22,806,562            18,649,288
  Blue Chip Fund                            1,888,908 shares            76,845,331            97,335,445
  Asset Manager Fund                       15,134,741 shares           247,873,878           254,566,350
  Disciplined Equity Fund                     274,715 shares             7,076,937             7,093,138
  Low-Priced Fund                             577,799 shares            13,159,450            13,358,707
  Worldwide Fund                              447,331 shares             6,960,288             6,991,779
  Equity Income II Fund                     1,783,572 shares            42,543,369            42,556,026
  Stock Selector Fund                         444,050 shares            11,189,112            11,030,207
  Asset Manager Growth Fund                16,946,479 shares           272,846,103           269,618,483
  Emerging Markets Fund                       205,482 shares             2,318,106             1,650,020
  Emerging Markets Growth Fund              2,135,146 shares           105,714,040            77,228,235
  Diversified International Fund              727,111 shares            13,860,564            15,952,811
  Asset Manager Income Fund                 3,126,735 shares            35,896,701            36,676,600
  Diversified Growth Fund                   1,316,216 shares            35,054,753            39,433,830
  New Markets Income Fund                     261,683 shares             2,978,507             2,980,574
  Export & Multinational Fund                 207,425 shares             4,058,810             3,501,342
  Global Balanced Fund                         56,075 shares               861,456               977,381
  International Value Fund                    155,096 shares             2,732,532             2,064,328
  Small Capital Stock Fund                    607,847 shares             8,762,937             9,865,362
  Mid-Capital Stock Fund                    1,200,198 shares            29,980,451            31,277,151
  Large-Capital Stock Fund                    274,507 shares             5,262,462             4,872,496
  Europe Capital Appreciation Stock Fund      170,624 shares             3,283,738             3,274,283
  Latin America Fund                          100,155 shares             1,489,274             1,308,024
  Japan Fund                                  554,839 shares             9,854,771             7,629,031
  Southeast Asia Fund                         154,128 shares             1,965,882             1,761,680
  Freedom Income Fund                          53,290 shares               598,373               595,245
  Freedom 2000 Fund                            32,275 shares               402,855               381,164
  Freedom 2010 Fund                           207,093 shares             2,988,128             2,866,167
  Freedom 2020 Fund                           156,794 shares             2,395,933             2,282,915
  Freedom 2030 Fund                           140,289 shares             2,257,431             2,104,339
  Target Timeline 2001 Fund                    60,346 shares               566,100               566,050
  Target Timeline 2003 Fund                    43,217 shares               402,913               401,490
  Spartan Total Market Index Fund              89,088 shares             3,141,269             2,984,441
  Spartan Extended Market Index Fund           62,544 shares             2,057,032             1,671,181
  Spartan International Market Index Fund      28,596 shares               967,752               906,214
  Short-Term Bond Fund                        287,960 shares             2,506,325             2,482,211
  Global Bond Fund                            225,435 shares             2,186,509             1,884,638
  Fifty Fund                                  232,319 shares             4,760,734             4,297,905
  U.S. Bond Index Portfolio Fund            1,308,690 shares            13,841,900            13,859,028
  Institutional Short-Intermed.
    Gov't. Portfolio                          157,778 shares             1,461,828             1,459,444
                                                                    -------------------------------------
Total Fidelity Mutual Funds                                          1,765,523,451         1,850,258,314


*Unisys Common Stock Funds:
  Unisys Common Stock Fund                    417,298 shares            11,600,420            17,731,001
  Unisys Stock Fund                        10,664,419 shares           281,092,403           244,215,200
  Interest-Bearing Cash                        62,250 shares                62,250                62,250
                                                                    -------------------------------------
Total Unisys Common Stock Funds                                        292,755,073           262,008,451


*Unisys Interest Income Fund:
  CDC                                      #BR-137-02; 5.62%             6,018,852             6,018,852
  Comb Ins                                   #CG-1086; 6.35%             7,134,812             7,134,812
  Connecticut General Life
    Insurance Company                    #RDGIC 25241; 6.92%            12,690,853            12,690,853
  Metropolitan Life Insurance             #2474406901; 8.71%             9,919,086             9,919,086
  Fidelity Stif                        Cash Portfolio; 6.53%            33,416,747            33,416,747
  Chase Manhattan Bank                        #400971; 6.08%             5,004,297             5,004,297
  Chase Manhattan Bank                        #400882; 6.02%             2,463,376             2,463,376
  Chase Manhattan Bank                        #400179; 5.85%             6,022,719             6,022,719
  Chase Manhattan Bank                        #400012; 6.28%               192,022               192,022
  Chase Manhattan Bank                        #400015; 6.37%               693,978               693,978
  Chase Manhattan Bank                        #400883; 6.26%             3,473,578             3,473,578
  Chase Manhattan Bank                        #426617; 6.87%             5,602,106             5,602,106
  Chase Manhattan Bank                        #430126; 7.37%            19,494,523            19,494,523
  Deutsche Bank                                #UNI-9; 5.63%             6,005,175             6,005,175
  Deutsche Bank                                #UNI-6; 5.91%             5,009,547             5,009,547
  Deutsche Bank                                #UNI-5; 5.91%             5,018,758             5,018,758
  Deutsche Bank                                #UNI-3; 7.01%             9,920,749             9,920,749
  Deutsche Bank                                #UNI-7; 6.01%             5,089,967             5,089,967
  Deutsche Bank                                #UNI-4; 6.10%             4,031,668             4,031,668
  Deutsche Bank                                #UNI-8; 5.02%             6,128,385             6,128,385
  Deutsche Bank                               #UNI-10; 7.04%             6,054,960             6,054,960
  Monumental Life Insurance Company      #BDA137TR-15; 5.76%             5,306,194             5,306,194
  Monumental Life Insurance Company      #BDA137TR-09; 6.37%             3,309,611             3,309,611
  Monumental Life Insurance Company      #BDA137TR-17; 5.48%             5,560,053             5,560,053
  Monumental Life Insurance Company      #BDA137TR-14; 5.66%             5,183,760             5,183,760
  Monumental Life Insurance Company      #BDA137TR-08; 6.18%               140,076               140,076
  Monumental Life Insurance Company      #BDA137TR-13; 5.76%               474,500               474,500
  Monumental Life Insurance Company      #BDA137TR-19; 6.10%             7,834,497             7,834,497
  Monumental Life Insurance Company         #MDA134TR; 7.37%            19,492,568            19,492,568
  Morgan Guaranty Trust Company                  #04A; 6.73%             7,053,722             7,053,722
  Morgan Guaranty Trust Company                  #01A; 6.58%             6,773,919             6,773,919
  Morgan Guaranty Trust Company                  #02B; 6.71%             6,853,531             6,853,531
  Morgan Guaranty Trust Company                  #03A; 7.30%             7,541,962             7,541,962
  Rabobank Nederland                      #UNI-119802; 5.69%             4,495,143             4,495,143
  Rabobank Nederland                      #UNI-119801; 5.59%             5,033,710             5,033,710
  Rabobank Nederland                      #UNI-109801; 5.12%             7,137,744             7,137,744
  Rabobank Nederland                     #UNI-1019701; 6.45%             2,407,617             2,407,617
  Rabobank Nederland                     #UNI-1079901; 6.13%             5,136,670             5,136,670
  Rabobank Nederland                      #UNI-019901; 5.43%             5,090,730             5,090,730
  Rabobank Nederland                      #UNI-029901; 5.74%             6,016,355             6,016,355
  Rabobank Nederland                      #UNI-129901; 7.37%            19,494,055            19,494,055
  State Street Bank & Trust Company            #97066; 6.34%             4,341,608             4,341,608
  State Street Bank & Trust Company            #98025; 6.11%             6,051,098             6,051,098
  State Street Bank & Trust Company            #97059; 6.43%             6,038,809             6,038,809
  State Street Bank & Trust Company            #98152; 5.99%             6,004,192             6,004,192
  State Street Bank & Trust Company            #98170; 5.61%             6,082,502             6,082,502
  Transamerica Life Insurance
    and Annuity Company                        #76686; 6.22%             1,304,646             1,304,646
  Transamerica Life Insurance
    and Annuity Company                     #76686-01; 6.75%             5,515,611             5,515,611
  Transamerica Life Insurance
    and Annuity Company                     #76686-03; 6.28%             1,143,037             1,143,037
  Transamerica Life Insurance
    and Annuity Company                     #76686-04; 6.35%             3,132,611             3,132,611
  UBS Warburg                                   #2514; 4.94%             8,104,314             8,104,314
  UBS Warburg                                   #2530; 5.72%             4,032,693             4,032,693
  UBS Warburg                                   #2616; 6.27%             8,996,471             8,996,471
  UBS Warburg                                   #3041; 7.37%            19,492,300            19,492,300
  West Deutsche Landsbank                    #WLB6063; 6.07%             3,137,627             3,137,627
  West Deutsche Landsbank                    #WLB6133; 6.63%             4,806,068             4,806,068
                                                                    -------------------------------------
                                                                       377,906,162           377,906,162


*Fidelity Money Market Funds:
  Retirement Money Market
    Portfolio Fund                        140,911,689 shares           140,911,689           140,911,689
  Retirement Gov't. Money Market
    Portfolio Fund                         35,078,886 shares            35,078,886            35,078,886
  Daily Income Trust Fund                   3,517,704 shares             3,517,704             3,517,704
                                                                    -------------------------------------
Total Fidelity Money Market Funds                                      179,508,279           179,508,279


*Fidelity U.S. Equity Index
    Commingled Pool Fund                       785,005 units            20,650,413            30,073,540


*Participants' Loans                                                             -            20,254,770
Frozen Investment Contracts                                                 23,196                23,196
                                                                    -------------------------------------
Total                                                               $2,636,366,574        $2,720,032,712
                                                                    =====================================

*Party-In-Interest

                 Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-56038 and Form S-8 No. 333-87411) pertaining to the Unisys Savings Plan of Unisys Corporation of our report dated May 4, 2001, with respect to the financial statements and schedule of the Unisys Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



Ernst & Young LLP
Philadelphia, Pennsylvania
June 25, 2001